April 5, 2001

The Chase Manhattan Bank
P.O. Box  2558
Houston, TX 77252

Attention: Bruce A. Shilcutt

RE:      SURREY, INC., a Texas Corporation

Gentlemen:

This letter will confirm our understanding with you that The Chase Manhattan Bank ("Chase") consents to the agreement reached between Surrey, Inc. and Jean Charles Incorporated, a Utah corporation, a copy of which Agreement is attached to this letter as Exhibit A. This consent is subject to the following conditions:

1. Chase must be promptly reimbursed by Surrey, Inc. and/or Jean Charles Incorporated for any and all costs and expenses, not to exceed $10,000, incurred by Chase (including attorneys' fees) in connection with Chases' consent contained herein (with the execution of this letter by Surrey, Inc. and Jean Charles Incorporated formally evidencing such agreement).

2. Surrey, Inc. and Jean Charles Incorporated must provide Chase with current corporate authority documents, in the form required by Chase, or other satisfactory evidence confirming that all approvals and authorizations have been received with respect to the transactions contemplated by the Purchase and Sale Agreement and the Guaranty.

Chase's consent, which is evidenced hereby, shall not be considered as any further approval or consent by Chase to any further actions requiring Chase's consent. Chase's consent contained herein shall not be construed as Chase's agreement to release any of its liens, security interests or assignments (collectively the "Liens") securing the debt of Surrey, Inc. to Chase. Subject to the automatic reinstatement provisions of the loan documents, Liens relating to accounts receivable and inventory will be released by Chase once Chase has received $3,000,000 from the following sources:

a) All accounts receivables reflecting any and all debts accruing on or before April 1, collected by the Buyer and Seller and thereafter transmitted to Chase Bank within three (3) business days of collection.

b) Lease payments received from Jean Charles for the month-to-month lease of the Trails End real estate at a rental of $10,000.00 per month, with the first of such monthly rental payments due on the date hereof and subsequent payments (if the lease continues for future months) on the same calendar day of each such succeeding calendar month.


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c)       Ten  percent of sales  revenue  paid to Chase on a weekly  basis,  such payments to be made on or before the third business day of each week for sales of the preceding week.

Jean Charles guarantees that this $3,000,000 will be paid within 180 days of the signing of this letter. Any shortfall at the end of the 180 days will be paid by Jean Charles, without demand, no later than the date 181 days after the date of this letter. Jean Charles will evidence this obligation by executing a Guaranty Agreement, in the form attached to this letter as Exhibit B.

Notwithstanding Chase's consent to the execution of the Asset Purchase Agreement, Chase formally reserves any and all rights and remedies to which Chase is entitled under the loan documents relating to the loans for Chase to Surrey, Inc. as a result of the continuing defaults under such loans. However, as long as Surrey/Jean Charles make the payments detailed in (a) to (c) above and perform their other obligations under this letter and as long as Surrey/Jean Charles uses their best efforts to sell the Trails End real estate, then Chase agrees to forbear from taking any action against Surrey, Inc. or exercising any other rights or remedies under the loan documents or applicable law on account of such defaults, for a period of time commencing on the date of this letter and terminating on the date 180 days from the date of this letter.

By its  execution  hereof,  Chase hereby  consents to the tender  provisions  of
Section 8.5 of the Asset Purchase Agreement, as long as such tender offer occurs after payment to Chase of $3,000,000.00 from the sources detailed in (a) to (c) above or otherwise after satisfaction in full of the obligations of Jean Charles Incorporated under the Guaranty Agreement.

This letter embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

IN CONSIDERATION OF THE AGREEMENT OF CHASE TO FORBEAR FROM EXERCISING ITS RIGHTS AND REMEDIES ON ACCOUNT OF THE CONTINUING DEFAULTS OF SURREY, INC. UNDER THE LOANS, SURREY, INC. HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER CHASE AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF. AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR


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UNASSERTED  OR  PRIMARY  OR  CONTINGENT,  AND  WHETHER  ARISING  OUT OF  WRITTEN
DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

                NOTICE PURSUANT TO TEX. BUS. & COMM. CODEss.26.02

THIS AGREEMENT CONSTITUTES A WRITTEN LOAN AGREEMENT AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

If you have any questions, please give me a call. If not, then would you please sign a copy of this letter and return it by U.S. Mail but also send us one by fax to 760-399-1187.

     JEAN CHARLES INCORPORATED



     BY: ___________________________________
             Steve Yeoman, President


     SURREY, INC



     BY: _______________________________________
     ITS: ______________________________________


     CONSENTED TO AS PROVIDED ABOVE:
     THE CHASE MANHATTAN BANK



     BY: _______________________________________
     ITS: ______________________________________


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